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                                                                    EXHIBIT 99.1


                              [UGLY DUCKLING LOGO]


                            UGLY DUCKLING CORPORATION



CONTACTS:                  Steven T. Darak
                           Senior Vice President & Chief Financial Officer
                           (602) 852-6600

                           Lori Parks/Eugene Heller
                           Silverman Heller Associates
                           (310) 208-2550


FOR IMMEDIATE RELEASE

                       UGLY DUCKLING CORPORATION ANNOUNCES
                     SUCCESSFUL COMPLETION OF EXCHANGE OFFER

         PHOENIX, Arizona (October 20, 1998) - Ugly Duckling Corporation (Nasdaq
NM: UGLY) announced today the successful completion of its exchange offer, which expired yesterday as scheduled. At the close of business on the expiration date, the exchange agent reported that a total of 2,463,603 shares of common stock were tendered to the Company. The final total of tendered shares is subject to certain guaranteed delivery procedures and Ugly Duckling's review and acceptance of all such shares validly tendered. The Company plans to deliver debentures in exchange for shares in accordance with the exchange offer as soon as practicable after the expiration of the guaranteed delivery period.

         The exchange offer enabled stockholders to exchange up to 5,000,000 of their shares in the Company for 12%, five-year subordinated debentures. Under the terms of the offer, each share of common stock was exchangeable for $6.50 principal amount of debentures.


         Stockholders who have questions about the exchange offer may contact Corporate Investor Communications, Inc., the designated information agent, at 1-888-673-4478 (toll-free).

         Headquartered in Phoenix, Arizona, Ugly Duckling Corporation is a used car sales and finance company that operates the nation's largest chain of used car dealerships focused exclusively on the sub-prime market. The Company underwrites, finances and services sub-prime contracts generated at its 52



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Ugly Duckling Corporation Announces Successful Completion of Exchange Offer
October 20, 1998
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Ugly Duckling dealerships. Cygnet Financial Corporation, a wholly owned subsidiary of the Company, provides various financial services primarily to the sub-prime segment of the automobile financing industry.

                                      *****

         This press release may include statements that constitute forward-looking statements, usually containing the words "believe," "estimate," "project," "expects" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include factors detailed in the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risks Factors," "Factors That May Affect Future Results and Financial Condition" and "Factors That May Affect Future Stock Performance" in Ugly Duckling Corporation's most recent reports on Form 10-K and Form 10-Q (including Exhibit 99 to any such Form 10-Q), factors detailed in the section "Risk Factors" in Ugly Duckling Corporation's definitive proxy statement dated August 4, 1998, and elsewhere in Ugly Duckling Corporation's Securities and Exchange Commission filings. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this press release.

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